Exhibit 4.2

FIRST AMENDMENT

TO INTERCREDITOR AGREEMENT

This FIRST AMENDMENT TO INTERCREDITOR AGREEMENT is dated as of May 21, 2012 (this “Amendment”), and entered into by and among Louisiana-Pacific Corporation, a Delaware corporation (the “Company”), the domestic subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party to the Intercreditor Agreement (as defined below) after the date hereof, the “Company Subsidiaries”), Bank of America, N.A., in its capacity as agent under the ABL Loan Agreement, including its successors and assigns from time to time (the “Initial ABL Agent”), the requisite ABL Lenders (as defined in the Intercreditor Agreement referred to below), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), not in its individual capacity, but solely in its capacity as trustee and collateral agent under the Indenture, including its successors and assigns from time to time (in such capacities, the “Notes Agent”). Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings assigned to them in the Intercreditor Agreement (as defined below).

RECITALS

The Company, the Company Subsidiaries, the Initial ABL Agent and the Notes Agent are parties to that certain Intercreditor Agreement, dated as of March 10, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), which governs the relative rights and priorities of the ABL Claimholders and the Note Claimholders;

The Company intends to issue up to $350,000,000 of unsecured senior notes, the proceeds of which will be used, in part, to complete the Offer and Consent Solicitation (each as defined in the Company’s Offer to Purchase and Consent Solicitation Statement dated as of May 7, 2012 (the “Offer to Purchase”));

In connection with the Offer to Purchase, the Company, the Company Subsidiaries, the Initial ABL Agent, the requisite ABL Lenders and the Notes Agent desire to amend the Intercreditor Agreement to modify certain provisions thereof as provided herein.

AGREEMENT

For good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.	AMENDMENT.

1.1. Amendment to Section 5.3. Section 5.3(a) of the Intercreditor Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything herein to the contrary, Indebtedness that is not secured by a Lien on any Collateral shall not be subject to, and the holders of such Indebtedness shall not be required to be a party to, and shall not otherwise be bound by, this Agreement.”

II.	MISCELLANEOUS.

2.1. Limited Effect. Except as expressly provided herein, the Intercreditor Agreement shall remain unmodified and in full force and effect.

2.2. Effectiveness; Continuing Nature of this Amendment; Severability. This Amendment shall become effective when executed and delivered by the parties hereto, provided that the amendment to the Intercreditor Agreement set forth in Section 1.1 hereof shall not become operative until the first to occur of the Early Settlement Date (as defined in the Offer to Purchase) or the Final Settlement Date (as defined in the Offer to Purchase), as the case may be, and the acceptance for purchase, and purchase, by the Company on such date of all of the outstanding Initial Notes theretofore tendered and not withdrawn on or prior to the Consent Deadline (as defined in the Offer to Purchase) or on or prior to the Expiration Time (as defined in the Offer to Purchase), as applicable (the “Amendment Effective Date”). Promptly after the occurrence of the Amendment Effective Date, the Company shall provide the Notes Agent and Initial ABL Agent with an officers’ certificate to the effect that the Amendment Effective Date has occurred. Each of the Agents, on behalf the ABL Claimholders or the Note Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Amendment or any of the provisions of this Amendment. The terms of this Amendment shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

2.3. SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AMENDMENT, EACH PARTY, FOR ITSELF AND ON BEHALF OF THE NOTE CLAIMHOLDERS (IN THE CASE OF THE NOTES AGENT) AND THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT), IRREVOCABLY:

(1) AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS BETWEEN THE NOTES AGENT AND THE ABL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES, THE COMPANY AND THE SUBSIDIARIES SHALL NOT BE NECESSARY PARTIES;

(2) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(3) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(4) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7 OF THE INTERCREDITOR AGREEMENT); AND

(5) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.3.

2.4. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

2.5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

2.6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

2.7. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Amendment on its behalf is duly authorized to execute this Amendment. The Notes Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Note Claimholders to the terms of this Amendment. The ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Amendment.

2.8. Interpretation. This Amendment is a product of negotiations among representatives of, and has been reviewed by counsel to, the Notes Agent, the ABL Agent, the Company, and the Company Subsidiaries and is the product of those Persons on behalf of themselves and the Note Claimholders (in the case of the Notes Agent) and the ABL Claimholders (in the case of the ABL Claimholders). Accordingly, this Amendment’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Amendment and of any of its specific provisions.

2.9. Capacity of Notes Agent. The Bank of New York Mellon Trust Company, N.A. is entering into this Amendment in its capacity as Trustee and Collateral Agent under the Indenture and the rights, powers, privileges and protections afforded to the Trustee and Collateral Agent under the Indenture shall also apply to The Bank of New York Mellon Trust Company, N.A. as the Notes Agent hereunder. The Noteholders of a majority in aggregate principal amount of the outstanding Notes, by act of such Noteholders, delivered to the Company and the Notes Agent, have consented to the entry into this Amendment by the Notes Agent in accordance with the terms of the Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ABL Agent:

BANK OF AMERICA, N.A., as ABL Agent

By:	/s/ Jason Riley

Name:	Jason Riley

Title:	SVP

Notes Agent:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as Trustee and Collateral Agent under the Indenture and Collateral Agent under the Note Documents, as Notes Agent

By:	/s/ Julie H. Ramos

Name:	Julie Hoffman - Ramos

Title:	Vice President

Acknowledged and Agreed to by:

Company:

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Sallie B. Bailey
Name:	Sallie B. Bailey
Title:	Executive Vice President and Chief Financial Officer

Company Subsidiaries:

GREENSTONE INDUSTRIES, INC.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

KETCHIKAN PULP COMPANY

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

LOUISIANA-PACIFIC INTERNATIONAL, INC.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

LPS CORPORATION

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

Acknowledged and Consented to by:

BANK OF AMERICA, N.A., as an ABL Lender

By:	/s/ Jason Riley
Name:	Jason Riley
Title:	Senior Vice President

ROYAL BANK OF CANADA, as an ABL Lender

By:	/s/ Felix Mednikov
Name:	Felix Mednikov
Title:	Attorney-in-Fact

By:	/s/ Robert S. Kizell
Name:	Robert S. Kizell
Title:	Attorney-in-Fact